Exhibit 99.1

Net Lease Office Properties
Supplemental Financial Information
Third Quarter 2026

Terms and Definitions

As used in this supplemental package, the terms “Net Lease Office Properties,” “NLOP,” “we,” “us” and “our” include Net Lease Office Properties, its consolidated subsidiaries and its predecessors, unless otherwise indicated. Other terms and definitions are as follows:

REIT	Real estate investment trust
WPC	W. P. Carey Inc., a net-lease REIT (also our “Advisor”)
ABR	Contractual minimum annualized base rent
NAREIT	National Association of Real Estate Investment Trusts (an industry trade group)
WALT	Weighted-average lease term
CPI	Consumer price index

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); pro rata cash net operating income (“pro rata cash NOI”); and normalized pro rata cash NOI. FFO is a non-GAAP measure defined by NAREIT. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are provided within this supplemental package. In addition, refer to the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of these non-GAAP financial measures and other metrics.

Amounts may not sum to totals due to rounding.

Net Lease Office Properties
Supplemental Information – Third Quarter 2026

Net Lease Office Properties
Third Quarter 2026

Summary Metrics
As of or for the three months ended September 30, 2026.

Financial Results
Revenues, including reimbursable costs – consolidated ($000s)	$5,902
Net loss attributable to NLOP ($000s)	(649)
Net loss attributable to NLOP per diluted share	(0.04)
Normalized pro rata cash NOI ($000s) (a) (b)	5,115
AFFO attributable to NLOP ($000s) (a) (b)	3,017
AFFO attributable to NLOP per diluted share (a) (b)	0.20

Special cash distributions declared, gross distributions – current quarter (in thousands)	$—
Special cash distributions declared per share – current quarter	—

Total cumulative distributions declared, gross distributions (in thousands)	$336,066
Total cumulative distributions declared per share	22.69

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $9.87 ($000s)	$146,215
Less: Cash and cash equivalents	(30,635)
Enterprise value ($000s)	115,580

Total consolidated debt ($000s) (c)	—

Advisory Fees and Reimbursements Paid to WPC
Asset management fees (d)	$375
Administrative reimbursements (e)	500

Portfolio (Pro Rata) (b)
ABR (in thousands) (f)	$21,915
Number of properties	16
Number of tenants	9
Occupancy	68.9%
Weighted-average lease term (in years)	3.8
Leasable square footage (in thousands)	1,621
ABR from investment grade tenants as a % of total ABR (g)	45.0%

Dispositions – number of properties sold	2
Dispositions – gross proceeds (in thousands) (h)	$27,850

Total cumulative dispositions – number of properties sold	43
Total cumulative dispositions – gross proceeds (in thousands)	$840,355

Subsequent to Quarter End
Dispositions – number of properties sold	1
Dispositions – gross proceeds (in thousands)	$6,579

Special cash distribution – gross distributions (in thousands) (i)	$22,221
Special cash distribution – per share (i)	1.50
________
(a)Normalized pro rata cash NOI and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)We repaid our final non-recourse mortgage loan during the third quarter of 2026.
(d)Pursuant to certain advisory agreements, our Advisor provides us with strategic management services, including asset management, property disposition support, and various related services. We pay our Advisor an asset management fee that was initially set at an annual amount of $7.5 million and is being proportionately reduced following the disposition of each portfolio property.
(e)Pursuant to certain advisory agreements, we initially reimbursed our Advisor a base administrative amount of approximately $4.0 million annually for certain administrative services, including day-to-day management services, investor relations, accounting, tax, legal, and other administrative matters. In May 2026, a reduction in the base administrative reimbursement to our Advisor was agreed upon and approved by our Board of Trustees; effective July 1, 2026, the reimbursement is $2.0 million annually instead of $4.0 million annually.
(f)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.

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Net Lease Office Properties
Third Quarter 2026

(g)Percentage of portfolio is based on ABR, as of September 30, 2026. Includes tenants or guarantors with investment grade ratings (37.5%) and subsidiaries of non-guarantor parent companies with investment grade ratings (7.5%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(h)Includes $20.0 million of gross proceeds used to repay our final non-recourse mortgage loan in connection with a disposition.
(i)In November 2026, our Board of Trustees declared a special cash distribution of $1.50 per share, totaling approximately $22.2 million. This distribution will be paid on December 1, 2026 to shareholders of record as of November 16, 2026.

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Net Lease Office Properties
Third Quarter 2026

Components of Net Asset Value
In thousands.

Three Months Ended September 30, 2026
Normalized Pro Rata Cash NOI (a) (b)	$5,115

Balance Sheet – Selected Information	As of September 30, 2026
Assets
Book value of select real estate (c)	$15,557
Cash and cash equivalents	30,635
Other assets, net:
Accounts receivable	$3,235
Straight-line rent adjustments	2,933
Restricted cash, including escrow (d)	1,496
Deferred charges	1,122
Prepaid expenses	337
Taxes receivable	134
Other	1,281
Total other assets, net	$10,538

Liabilities
Accounts payable, accrued expenses and other liabilities:
Prepaid and deferred rents	$2,581
Accounts payable and accrued expenses	2,536
Tenant security deposits	434
Accrued taxes payable	402
Other	6,821
Total accounts payable, accrued expenses and other liabilities	$12,774
________
(a)Normalized pro rata cash NOI is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Represents the value of real estate appropriately not captured in normalized pro rata cash NOI, such as vacant assets.
(d)Comprises funds from a tenant improvement allowance held in escrow by us, owed to a tenant related to a property that we sold.

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Net Lease Office Properties
Third Quarter 2026

Consolidated Statement of Operations
In thousands, except share and per share amounts.

Three Months Ended September 30, 2026
Revenues
Lease revenues	$5,902
5,902
Operating Expenses
Impairment charges — real estate	6,468
Depreciation and amortization	2,049
General and administrative (a)	1,059
Property expenses, excluding reimbursable tenant costs	789
Reimbursable tenant costs	473
Asset management fees (b)	375
11,213
Other Income and Expenses
Gain on sale of real estate, net	5,453
Interest expense	(432)
Other gains and (losses)	(249)
4,772
Loss before income taxes	(539)
Provision for income taxes	(67)
Net Loss	(606)
Net income attributable to noncontrolling interests	(43)
Net Loss Attributable to NLOP	$(649)

Basic and Diluted Loss Per Share	$(0.04)
Weighted-Average Shares Outstanding
Basic and Diluted	14,814,075
________
(a)Includes $0.5 million of administrative reimbursements to our Advisor.
(b)Amount comprises fees paid to Advisor for strategic management services, including asset management, property disposition support, and various related services.

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Net Lease Office Properties
Third Quarter 2026

FFO and AFFO, Consolidated
In thousands, except share and per share amounts.

Three Months Ended September 30, 2026
Net loss attributable to NLOP	$(649)
Adjustments:
Impairment charges — real estate	6,468
Gain on sale of real estate, net	(5,453)
Depreciation and amortization of real property	2,049
Proportionate share of adjustments for noncontrolling interests (a)	(52)
Total adjustments	3,012
FFO (as defined by NAREIT) Attributable to NLOP (b)	2,363
Adjustments:
Other (gains) and losses	443
Above- and below-market rent intangible lease amortization, net	131
Straight-line and other leasing and financing adjustments	66
Other amortization and non-cash items	27
Proportionate share of adjustments for noncontrolling interests (a)	(13)
Total adjustments	654
AFFO Attributable to NLOP (b)	$3,017

Summary
FFO (as defined by NAREIT) attributable to NLOP (b)	$2,363
FFO (as defined by NAREIT) attributable to NLOP per diluted share (b)	$0.16
AFFO attributable to NLOP (b)	$3,017
AFFO attributable to NLOP per diluted share (b)	$0.20
Diluted weighted-average shares outstanding	14,814,075
________
(a)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(b)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.

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Net Lease Office Properties
Third Quarter 2026

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	September 30, 2026	December 31, 2025
Assets
Investments in real estate:
Land, buildings and improvements	$175,836	$218,799
Net investments in finance leases	—	41,878
In-place lease intangible assets and other	35,839	45,160
Above-market rent intangible assets	7,314	10,760
Investments in real estate	218,989	316,597
Accumulated depreciation and amortization	(85,206)	(102,926)
Assets held for sale, net	5,717	96,269
Net investments in real estate	139,500	309,940
Cash and cash equivalents	30,635	119,621
Other assets, net	10,538	23,810
Total assets	$180,673	$453,371

Liabilities and Equity
Non-recourse mortgage	$—	$21,900
Accounts payable, accrued expenses and other liabilities	12,774	56,104
Below-market rent intangible liabilities, net	889	1,990
Dividends payable	—	75,552
Total liabilities	13,663	155,546

Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 45,000,000 shares authorized; 14,814,075 shares issued and outstanding	15	15
Additional paid-in capital	855,813	855,813
Distributions in excess of accumulated earnings	(692,644)	(561,917)
Total shareholders' equity	163,184	293,911
Noncontrolling interests	3,826	3,914
Total equity	167,010	297,825
Total liabilities and equity	$180,673	$453,371

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Third Quarter 2026

Dispositions
Dollars in thousands. Pro rata.

Tenant	Property Location(s)	Gross Sale Price	ABR (a)	Closing Date	Gross Square Footage
4Q23
Raytheon	Tucson, AZ	$24,575	$1,978	Dec-23	143,650
Carhartt	Dearborn, MI	9,806	748	Dec-23	58,722
BCBSM	Eagan, MN	2,500	298	Dec-23	29,916
AVL	Plymouth, MI	6,200	575	Dec-23	70,000
4Q23 Total		43,081	3,599		302,288

1Q24
Undisclosed – UK insurance company (b)	Newport, United Kingdom	10,497	1,761	Jan-24	80,664
TotalEnergies (b)	Stavanger, Norway	33,072	5,185	Mar-24	275,725
1Q24 Total		43,569	6,946		356,389

2Q24
Exelon (c)	Warrenville, IL	19,830	2,935	Apr-24	146,745
Vacant (formerly AVT Technology Solutions) (c)	Tempe, AZ	13,160	—	Apr-24	132,070
FedEx	Collierville, TN	62,500	5,491	Apr-24	390,380
DMG MORI	Hoffman Estates, IL	35,984	2,458	Apr-24	104,598
BCBSM (2 properties)	Eagan, MN	60,700	4,663	Jun-24	347,472
2Q24 Total		192,174	15,547		1,121,265

3Q24
CVS Health	Scottsdale, AZ	71,500	4,252	Aug-24	354,888
Henniges Automotive (Xileh)	Auburn Hills, MI	9,000	711	Sep-24	55,490
3Q24 Total		80,500	4,963		410,378

4Q24
E.On (b)	Houghton le Spring, United Kingdom	3,924	3,819	Oct-24	217,339
Vacant (formerly BCBSM)	Eagan, MN	11,650	—	Nov-24	227,666
Merative	Hartland, WI	6,750	669	Dec-24	81,082
Charter Communications	Bridgeton, MO	7,350	820	Dec-24	78,080
CVS Caremark	Chandler, AZ	15,000	1,645	Dec-24	183,000
Cofinity / Aetna	Southfield, MI	2,500	1,833	Dec-24	94,453
4Q24 Total		47,174	8,786		881,620

Total 2023-2024 Dispositions		406,498	39,841		3,071,940

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Third Quarter 2026

Dispositions (continued)
Dollars in thousands. Pro rata.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	ABR (a)	Closing Date	Gross Square Footage
1Q25
Emerson	Houston, TX	4,180	1,108	Mar-25	52,144
Nokia (b)	Krakow, Poland	5,595	779	Mar-25	53,400
1Q25 Total		9,775	1,887		105,544

2Q25
Vacant (formerly McKesson Corporation)	The Woodlands, TX	16,300	—	May-25	204,063
2Q25 Total		16,300	—		204,063

3Q25
JPMorgan Chase	Tampa, FL	25,180	3,053	Jul-25	176,150
Acosta	Jacksonville, FL	10,550	1,541	Aug-25	88,062
Siemens (b) (c)	Oslo, Norway	45,694	4,842	Sep-25	165,905
MISO	Eagan, MN	11,500	1,148	Sep-25	60,463
3Q25 Total		92,924	10,584		490,580

4Q25
Thermo Fisher Scientific	Morrisville, NC	33,000	4,063	Nov-25	219,812
Securitas	Plymouth, MN	5,654	1,218	Nov-25	182,250
JPMorgan Chase	Tampa, FL	13,650	1,934	Dec-25	135,733
Veritas	Roseville, MN	14,625	2,255	Dec-25	136,125
Vacant (formerly Master Lock)	Oak Creek, WI	2,576	—	Dec-25	120,883
Pioneer Credit Recovery	Moorestown, NJ	6,069	931	Dec-25	65,567
JPMorgan Chase	Fort Worth, TX	33,000	4,850	Dec-25	386,154
Northrop Grumman	Plymouth, MN	25,000	2,679	Dec-25	191,336
4Q25 Total		133,574	17,930		1,437,860

Total 2025 Dispositions		252,573	30,401		2,238,047

1Q26
Google	Venice, CA	39,600	3,108	Jan-26	67,681
KBR	Houston, TX	66,000	21,300	Jan-26	1,064,788
ICF	Martinsville, VA	3,880	1,830	Feb-26	93,333
S&ME	Raleigh, NC	8,743	545	Feb-26	31,120
Vacant (formerly Bankers Financial)	St. Petersburg, FL	22,500	—	Feb-26	167,581
North American Lighting	Farmington Hills, MI	12,711	1,084	Mar-26	75,286
1Q26 Total		153,434	27,867		1,499,789

2Q26 (N/A)

3Q26
Vacant (formerly Intuit)	Plano, TX	20,000	—	Aug-26	166,033
Vacant (formerly Arcfield)	King of Prussia, PA	7,850	—	Sep-26	88,578
3Q26 Total		27,850	—		254,611

Total 2026 Dispositions		181,284	27,867		1,754,400

Total Dispositions (d)		$840,355	$98,109		7,064,387

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Net Lease Office Properties
Third Quarter 2026
________
(a)ABR is pro forma for any agreed to and signed future rent restructurings.
(b)Amount reflects the applicable exchange rate on the date of the transaction.
(c)We transferred ownership of these properties and the related non-recourse mortgage loans to the respective mortgage lender or buyer (as applicable). Gross proceeds from these dispositions represent the mortgage principal outstanding on the respective dates of transfer.
(d)In October 2026, we sold one property, as described in the Summary Metrics section.

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Third Quarter 2026

Capital Expenditures and Leasing Activity
Capital Expenditures

Note: There were no capital expenditures during the third quarter of 2026.

Leasing Activity

Lease Renewals and Extensions (a)						Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Tenant	Location	Square Feet	Prior Lease ($000s)	New Lease ($000s) (b)	Rent Recapture			Incremental Lease Term
Grande Communications (4 properties)	Texas (Various)	120,209	$2,191	$1,844	84.2%	$—	$778	12.8 years
Total / Weighted Average (c)		120,209	$2,191	$1,844	84.2%	$—	$778	12.8 years

_______
(a)Excludes lease extensions for a period of one year or less.
(b)New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.
(c)Weighted average refers to the incremental lease term.

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Third Quarter 2026

Tenant List
Dollars in thousands. Pro rata. As of September 30, 2026.

Tenant	State / Country	ABR	ABR %	Square Footage	Number of Properties	Weighted-Average Lease Term (Years)
Iowa Board of Regents	Iowa	$4,056	18.5%	191,700	1	4.1
Omnicom	California	3,961	18.1%	120,000	1	2.0
RRD	Illinois	3,530	16.1%	167,215	1	1.0
Cenlar FSB	Pennsylvania	2,158	9.9%	105,584	1	1.7
iHeart Communications	Texas	2,091	9.5%	120,147	1	8.3
Grande Communications	Texas	2,067	9.4%	134,609	5	13.2
Arbella Insurance (a)	Massachusetts	1,850	8.4%	132,160	1	0.7
Safelite	New Mexico	1,555	7.1%	94,649	1	2.7
APCO	Georgia	647	3.0%	50,600	1	0.8
Total (b)		$21,915	100.0%	1,116,664	13	3.8
________
(a)This property was sold in October 2026, as described in the Summary Metrics section.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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Net Lease Office Properties
Third Quarter 2026

Lease Expirations
Dollars in thousands. Pro rata. As of September 30, 2026.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Square Footage %
2027	4	4	$6,250	28.5%	364,375	22.5%
2028	2	2	6,119	27.9%	225,584	13.9%
2029	1	1	1,555	7.1%	94,649	5.9%
2030	1	1	4,056	18.5%	191,700	11.8%
2035	1	1	2,091	9.6%	120,147	7.4%
2041	1	1	1,844	8.4%	120,209	7.4%
Vacant	—	—	—	—%	504,649	31.1%
Total (b)	10		$21,915	100.0%	1,621,313	100.0%

________
(a)Assumes tenants do not exercise any renewal options or purchase options.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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Third Quarter 2026

Property List
Dollars in thousands. Pro rata. As of September 30, 2026.

#	Tenant	Industry	Credit (a)	City	State	Square Footage	ABR	Rent Increase Type	Date of Next Increase	WALT (b)
1	Iowa Board of Regents (c)	Government Related Services	IG	Coralville	Iowa	191,700	$4,056	CPI: 0.0% Floor / No Cap	N/A	4.1
2	Omnicom	Advertising	IG	Playa Vista	California	120,000	$3,961	None	N/A	2.0
3	RRD	Commercial Printing	Non-IG	Warrenville	Illinois	167,215	$3,530	Fixed: 2.00% annually	N/A	1.0
4	Cenlar FSB	Regional Banks	Non-IG	Yardley	Pennsylvania	105,584	$2,158	Fixed: 2.50% annually	Jan-27	1.7
5	iHeart Communications	Broadcasting	Non-IG	San Antonio	Texas	120,147	$2,091	Fixed: 2.00% annually	Feb-27	8.3
6	Arbella Insurance (sold on 10/20/26)	Property & Casualty Insurance	IG	Quincy	Massachusetts	132,160	$1,850	Fixed: One-time $1.00/SF in '22	N/A	0.7
7	Safelite	Specialized Consumer Services	Non-IG	Rio Rancho	New Mexico	94,649	$1,555	Fixed: 2.00% annually	Jan-27	2.7
8	Grande Communications	Integrated Telecommunications	Non-IG	San Marcos	Texas	47,600	$926	Fixed: 2.50% annually	Jul-27	14.7
9	APCO	Property & Casualty Insurance	Non-IG	Norcross	Georgia	50,600	$647	Fixed: 2.50% annually	Mar-27	0.8
10	Grande Communications	Integrated Telecommunications	Non-IG	Waco	Texas	30,699	$408	Fixed: 2.50% annually	Jul-27	14.7
11	Grande Communications	Integrated Telecommunications	Non-IG	Corpus Christi	Texas	20,717	$306	Fixed: 2.50% annually	Jul-27	14.7
12	Grande Communications	Integrated Telecommunications	Non-IG	San Marcos	Texas	14,400	$223	None	N/A	0.3
13	Grande Communications	Integrated Telecommunications	Non-IG	Odessa	Texas	21,193	$204	Fixed: 2.50% annually	Jul-27	14.7
14	Vacant (formerly BCBSM) (d)	N/A	N/A	Eagan	Minnesota	442,542	$0	N/A	N/A	0.0
15	Vacant (formerly undisclosed) (d)	N/A	N/A	Houston	Texas	49,821	$0	N/A	N/A	0.0
16	Vacant (formerly BCBSM) (d)	N/A	N/A	Eagan	Minnesota	12,286	$0	N/A	N/A	0.0
Total (e)						1,621,313	$21,915			3.8
________
(a)“IG” refers to investment grade rated tenants.
(b)Assumes parties do not exercise any renewal or purchase options pursuant to their applicable leases.
(c)We own a 90% controlling interest in this consolidated property.
(d)Denotes property that is vacant as of the date of this filing.
(e)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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Appendix
Third Quarter 2026

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Third Quarter 2026

Normalized Pro Rata Cash NOI
In thousands.

Three Months Ended September 30, 2026
Consolidated Lease Revenues and Other
Total lease revenues – as reported	$5,902

Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Non-reimbursable property expenses – as reported	789
Reimbursable property expenses – as reported	473
4,640

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Less: Pro rata share of NOI attributable to noncontrolling interests	(113)
(113)

4,527

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	131
Add: Straight-line and other leasing and financing adjustments	66
Add: Other non-cash items	28
225

Pro Rata Cash NOI (a)	4,752

Adjustment to normalize for intra-period dispositions (b)	363

Normalized Pro Rata Cash NOI (a)	$5,115

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Third Quarter 2026

The following table presents a reconciliation from Net loss attributable to NLOP to Normalized pro rata cash NOI:

Three Months Ended September 30, 2026
Net Loss Attributable to NLOP
Net loss attributable to NLOP – as reported	$(649)
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	11,213
Less: Property expenses, excluding reimbursable tenant costs – as reported	(789)
10,424

Adjustments for Other Consolidated Revenues and Expenses:
Less: Reimbursable property expenses – as reported	(473)
Less: Other income and (expenses) – as reported	(4,772)
Add: Provision for income taxes – as reported	67
(5,178)

Other Adjustments:
Adjustment to normalize for intra-period dispositions (b)	363
Add: Above- and below-market rent intangible lease amortization	131
Less: Adjustments for pro rata ownership	(70)
Add: Straight-line and other leasing and financing adjustments	66
Add: Property expenses, excluding reimbursable tenant costs, non-cash	28
518

Normalized Pro Rata Cash NOI (a)	$5,115
________
(a)Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.
(b)For properties disposed of during the period, the adjustment eliminates our pro rata share of cash NOI for the period.

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Third Quarter 2026

Disclosures Regarding Non-GAAP and Other Metrics

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from the sale of certain real estate, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate, and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO on the same basis.
We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt, and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, merger and acquisition expenses, and spin-off expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements, which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO because they are not the primary drivers in our decision-making process and excluding these items provides investors with a view of our portfolio performance over time and makes it more comparable to other REITs. AFFO also reflects adjustments for jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals and evaluate the effectiveness of our strategies.
We believe that AFFO is a useful supplemental measure for investors to consider because we believe it will help them better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, alternatives to net cash provided by operating activities computed under GAAP, or indicators of our ability to fund our cash needs.
Pro Rata Cash NOI
Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define cash NOI as cash rents from our properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”) to account for our share of income related to noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI may not be directly comparable to the way other REITs present such metrics.
Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter. We believe this measure provides a helpful representation of our net operating income from our in-place leased properties.

Net Lease Office Properties | 17

Net Lease Office Properties
Third Quarter 2026

Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have one investment in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of this investment that is deemed to be under our control, even though our ownership is less than 100%. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of this jointly owned investment, of the assets, liabilities, revenues and expenses of this investment. Multiplying our jointly owned investment’s financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investment.
ABR
ABR represents contractual minimum annualized base rent for our properties. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is presented on a pro rata basis.

Net Lease Office Properties | 18